333 W San Carlos Suite 700 San Jose, CA 95110 T +1 408 572 4440 F +1 408 572 4441 www.rsmus.com July 3, 2023 Securities and Exchange Commission Washington, D.C. 20549 Commissioners: We have read Travelzoo’s statements included under Item 4.01(a) of its Form 8-K filed on July 3, 2023 and we agree with such statements concerning our firm. RSM US LLP